EXHIBIT 99.1


LEXINGTON RESOURCES, INC.                                   OTCBB Symbol - LXRS,
                 Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025,

FOR IMMEDIATE RELEASE   Las Vegas, Nevada
                                                              September 19, 2005

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     LEXINGTON RESOURCES ANNOUNCES $5.26 MILLION NOTE AND WARRANT PLACEMENT

Las Vegas, Nevada - September 19, 2005/PRNewswire-Firstcall/ -- Lexington Resources, Inc. (OTCBB: LXRS, Frankfurt, Berlin: LXR) (the "Company"), announces the closing of a $5.26 million promissory note and warrant placement with accredited investors to increase drilling, land acquisition, and working/operating related capital expenditures to expedite the development of its domestic gas projects. The Company has entered into purchase agreements with certain accredited investors for the placement of $5.26 million in 2 year promissory notes yielding 8% interest. Also issued to the investing note holders were 2.63 million warrants exercisable at $1.25 per share for a one year term and 2.63 million warrants exercisable at $1.50 per share for a three year term. The Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") within 30 days after completion of the transaction, covering the resale of shares of common stock underlying note principal and interest conversion rights and the shares issuable upon exercise of the warrants. The warrant terms begin after the registration statement filed by the Company has been declared effective by the Securities and Exchange Commission.

ABOUT LEXINGTON RESOURCES, INC.: Lexington Resources, Inc. is a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States. Its current operational focus is on gas development initiatives in the Arkoma Basin, Oklahoma and the Dallas Fort
Worth  Basin  in  Texas.  The  Company   continues  to  weight  its  development
initiatives towards gas production. For further information see: www.lexingtonresources.com

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CONTACT NORTH AMERICA:  INVESTOR RELATIONS, LEXINGTON RESOURCES, INC.
Phone: Toll Free (888) 848-7377 or (702) 382-5139   Fax: (702) 385-1202
e-mail: info@lexingtonresources.com

CONTACT EUROPE: INTERNATIONAL MARKET TREND AG
Phone: 41 43 888 67 00  Fax: 41 43 888 67 09
Stock Exchange Information:  Symbol: OTCBB - LXRS
Frankfurt/Berlin Symbol - LXR,  WKN: A0BKLP, ISN: US5295611025
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SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."